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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2009
Date of Report (Date of earliest event reported)

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 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On February 18, 2009, the Board of Directors of GlobalSCAPE, Inc. specified the components of the bonus plan for the President and Chief Executive Officer, James R. Morris, and the Chief Operating Officer, Craig A. Robinson.

Under the terms of the bonus plan, Mr. Morris can earn up to $80,000 and Mr. Robinson can earn up to $90,000, as previously specified in their employment contracts. Half of the bonuses are payable based on the satisfaction of subjective criteria established by the Compensation Committee of the Board of Directors and the remaining half is based upon the Company's meeting certain objective financial and business management goals set by the Committee. The objective portion of the bonus is based on the following criteria:

      25% on an increase in gross revenues over 2008;

      25% based on an increase in EBITDA over 2008;

      25% based on an increase in cash flow over 2008; and

      25% based on an increase over 2008 in the percentage of all managers attaining their bonus objectives.

In the event the Company exceeds the budgeted targets, each of Messrs. Morris and Robinson will be entitled to an additional bonus of 1% of gross revenues in excess of the target and 5% of EBITDA in excess of the target budget. The additional bonus for each executive will not exceed $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.
By:	/s/ Mendy Marsh
Mendy Marsh, Vice President and Chief Financial Officer
Dated: February 24, 2008